PRESS RELEASE For immediate release

NVE Corporation Reports Fourth Quarter and Fiscal Year Results
and Announces Quarterly Dividend

EDEN PRAIRIE, Minn.—May 3, 2017—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2017.

Total revenue for the fourth quarter of fiscal 2017 increased 12% to $6.85 million from $6.10 million in the prior-year quarter. The increase was due to a 23% increase in product sales partially offset by a 49% decrease in contract research and development revenue. Net income for the fourth quarter of fiscal 2017 increased 16% to $3.03 million, or $0.62 per diluted share, compared to $2.60 million, or $0.54 per share, for the prior-year quarter.

For fiscal 2017, total revenue increased 2% to $28.3 million from $27.7 million for the prior fiscal year. The increase was due to a 7% increase in product sales partially offset by a 35% decrease in contract research and development revenue. Net income for fiscal 2017 increased 5% to $12.9 million, or $2.68 per diluted share, compared to $12.3 million, or $2.53 per share, for fiscal 2016.

The company also announced a quarterly cash dividend to shareholders of $1.00 per share of common stock, payable May 31, 2017 to shareholders of record as of May 15, 2017.

“We are pleased to report strong increases in product sales, total revenue, and net income for the quarter and fiscal year,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks related to our reliance on several large customers for a significant percentage of revenue, uncertainties related to the economic environments in the industries we serve, uncertainties related to future contract research and development revenue, uncertainties related to future stock repurchases and dividend payments, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and other reports filed with the SEC.
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                            NVE CORPORATION
                          STATEMENTS OF INCOME
      QUARTERS AND YEARS ENDED MARCH 31, 2017 AND 2016 (Unaudited)

                                                 Quarter Ended March 31
                                                   2017            2016
                                            -----------------------------
Revenue
  Product sales                             $   6,399,924   $   5,212,813
  Contract research and development               453,282         887,774
                                            -----------------------------
Total revenue                                   6,853,206       6,100,587
Cost of sales                                   1,449,454       1,470,049
                                            -----------------------------
Gross profit                                    5,403,752       4,630,538
Expenses
  Selling, general, and administrative            340,673         336,891
  Research and development                        990,729       1,012,564
                                            -----------------------------
Total expenses                                  1,331,402       1,349,455
                                            -----------------------------
Income from operations                          4,072,350       3,281,083
Interest income                                   386,884         468,121
                                            -----------------------------
Income before taxes                             4,459,234       3,749,204
Provision for income taxes                      1,431,851       1,148,361
                                            -----------------------------
Net income                                  $   3,027,383   $   2,600,843
                                            =============================
Net income per share - basic                $        0.63   $        0.54
                                            =============================
Net income per share - diluted              $        0.62   $        0.54
                                            =============================
Weighted average shares outstanding
  Basic                                         4,839,543       4,838,843
  Diluted                                       4,844,410       4,840,275

                                                  Year Ended March 31
                                                  2017            2016
                                            -----------------------------
Revenue
  Product sales                             $  26,182,453   $  24,410,391
  Contract research and development             2,143,743       3,306,887
                                            -----------------------------
Total revenue                                  28,326,196      27,717,278
Cost of sales                                   6,078,294       6,616,852
                                            -----------------------------
Gross profit                                   22,247,902      21,100,426
Expenses
  Selling, general, and administrative          1,458,598       1,752,962
  Research and development                      3,344,101       3,061,184
                                            -----------------------------
Total expenses                                  4,802,699       4,814,146
                                            -----------------------------
Income from operations                         17,445,203      16,286,280
Interest income                                 1,650,808       1,890,817
                                            -----------------------------
Income before taxes                            19,096,011      18,177,097
Provision for income taxes                      6,147,142       5,884,782
                                            -----------------------------
Net income                                  $  12,948,869   $  12,292,315
                                            =============================
Net income per share - basic                $        2.68   $        2.53
                                            =============================
Net income per share - diluted              $        2.68   $        2.53
                                            =============================
Weighted average shares outstanding
  Basic                                         4,836,602       4,850,209
  Diluted                                       4,838,389       4,852,602

                              NVE CORPORATION
                               BALANCE SHEETS
                          MARCH 31, 2017 AND 2016

                                           March 31, 2017  March 31, 2016
                                           ------------------------------
ASSETS
Current assets
  Cash and cash equivalents                $   8,199,364    $   7,534,593
  Marketable securities, short term           19,591,833       19,697,384
  Accounts receivable, net of allowance
    for uncollectible accounts of $15,000      3,436,802        2,244,086
  Inventories                                  3,358,298        3,205,233
  Prepaid expenses and other assets              607,283          734,524
                                           ------------------------------
Total current assets                          35,193,580       33,415,820
Fixed assets
  Machinery and equipment                      9,007,455        8,840,033
  Leasehold improvements                       1,644,419        1,539,965
                                           ------------------------------
                                              10,651,874       10,379,998
  Less accumulated depreciation                9,238,626        8,688,285
                                           ------------------------------
Net fixed assets                               1,413,248        1,691,713
Long-term deferred tax assets                    357,055           51,188
Marketable securities, long term              56,810,923       65,695,335
                                           ------------------------------
Total assets                               $  93,774,806    $ 100,854,056
                                           ==============================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                         $     376,275    $     317,990
  Accrued payroll and other                      576,313          556,674
  Deferred revenue                               142,733          714,805
                                            -----------------------------
Total current liabilities                      1,095,321        1,589,469

Shareholders' equity
  Common stock                                    48,410           48,350
  Additional paid-in capital                  19,507,348       19,205,682
  Accumulated
    other comprehensive (loss) income            (38,298)         451,359
  Retained earnings                           73,162,025       79,559,196
                                           ------------------------------
Total shareholders' equity                    92,679,485       99,264,587
                                           ------------------------------
Total liabilities and shareholders' equity $  93,774,806    $ 100,854,056
                                           ==============================